Amendment No. 1

to the Consulting Agreement Dated August 20, 2007

This Amendment No. 1 (“Amendment”) is hereby made between FinancialContent Services, Inc. (“FC”), and Jade Special Strategy, LLC (“JSS”) (hereinafter FC and JSS each a “Party” and collectively “Parties”).

WHEREAS, FC entered into the Consulting Agreement dated August 20, 2007 (the “Consulting Agreement”) ;

WHEREAS, FC agreed to compensate JSS in the amount of 100,000 shares of FinancialContent, Inc. and $150,000 by December 31, 2007;

WHEREAS, FC had paid only $37,500 to JSS by December 31, 2007;

WHEREAS, JSS had not yet performed any consulting services;

WHEREAS, the Parties desire to terminate the Consulting Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree to modify the terms and conditions of the Agreement as follows:

1)	the parties agree to terminate the Consulting Agreement as of December 31, 2007;
2)	JSS agrees to refund the $37,500 to FC.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date indicated below.

FinancialContent, Inc.	Jade Special Strategy, LLC

By:	/s/____________________	By:	/s/______________________

Name: Wing Yu	Name: David Propis

Title: Chief Executive Officer	Title: Manager

Date: December 31, 2007	Date: December 31, 2007